Exhibit 99.3

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On December 24, 2020, FAT Brands Inc., a Delaware corporation (the “Company”), completed its previously announced transaction involving the Merger of Fog Cutter Capital Group Inc., a Delaware corporation (“FCCG”), through the merger of FCCG with and into Fog Cutter Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”). The merger of FCCG by the Company (the “Merger”) was consummated pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated December 10, 2020, by and among the Company, FCCG, Merger Sub and Fog Cutter Holdings, LLC, a Delaware limited liability company (“Holdings”). As a result of the Merger, the Company acquired, through Merger Sub, all of FCCG’s assets, including its net operating loss carryforwards and wholly owned subsidiaries that it held at closing, consisting of Homestyle Dining, LLC, Fog Cap Development LLC, Fog Cap Acceptance Inc. and BC Canyon LLC, and certain of FCCG’s liabilities (collectively, the “FCCG Business”). Other subsidiaries of FCCG were not included in the assets transferred to Merger Sub (the “Excluded Entities”).

The following consolidated financial information presents the unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statement of operations of the Company, its subsidiaries and the FCCG Business as of and for the thirty-nine weeks ended September 27, 2020, and for the year ended December 29, 2019 (the “Pro Forma Financial Statements”). The Pro Forma Financial Statements are based on historical financial statements of the entities, as adjusted to give effect to the Merger. The unaudited pro forma consolidated statements of operations for the thirty-nine weeks ended September 27, 2020 and for the year ended December 29, 2019 give effect to the Merger as if it had occurred on December 31, 2018 (the beginning of the Company’s 2019 fiscal year). The unaudited pro forma consolidated balance sheet as of September 27, 2020 gives effect to the Merger as if it had occurred on September 27, 2020.

The pro forma adjustments related to the Merger are described in the notes to the Pro Forma Financial Statements. These pro forma adjustments are based upon available information and methodologies that are factually supportable and specifically related to the Merger. The Pro Forma Financial Statements include various estimates and may not be indicative of what our operations or financial position would have been had the Merger taken place on the dates indicated, or that may be expected to occur in the future.

The Pro Forma Financial Statements do not purport to represent what the consolidated results of operations actually would have been if the Merger had occurred on December 31, 2018 or what those results will be for any future periods. The pro forma adjustments are based on information current as of March 9, 2021 (being the latest practicable date prior to the filing of this Form 8-K/A) and do not adjust to reflect any matters not directly attributable to the Merger. No adjustment, therefore, has been made for actions that may be taken following the completion of the Merger, such as any of our integration plans related to the FCCG Business. As a result, the actual amounts recorded in the future consolidated financial statements of the Company will differ from the amounts reflected in the Pro Forma Financial Statements, and the differences may be material.

FAT Brands Inc.

Unaudited Pro Forma Consolidated Balance Sheet

As of September 27, 2020

(In thousands)

	FAT Brands Inc. and Subsidiaries	Fog Cutter Group	Elimination of Excluded Entities (Note 2)	Merger Adjustments	Note Ref.	Pro Forma Consolidated Balance

Assets
Current assets
Cash	$12,110	$30	$(3)	$(29)	5(d)	$12,108
Restricted cash	1,758	-		-		1,758
Accounts receivable, net	4,453	-	-	-		4,453
Trade notes receivable, net	206	-	-	-		206
Assets classified as held for sale	11,048	-	-	-		11,048
Prepaid expenses and other current assets	1,611	129	(524)	520	5(c)	1,736
Total current assets	31,186	159	(527)	491		31,309

Non-current restricted cash	400	-	-	-		400
Property and equipment, net	-	58	(39)	-		19
Due from affiliates	38,732	-	1,955	(40,687)	5(a)(g)	-
Trade notes receivable	1,604	-	-	-		1,604
Loan to stockholder	-	5,606	-	(5,606)	4	-
Operating lease right of use assets	4,708	-	-	-		4,708
Investment in FAT preferred stock and warrants	-	1,861	-	(1,861)	4	-
Deferred tax assets, net	-	-	-	10,766	3	10,766
Goodwill	19,141	-	-	-		19,141
Other intangible assets, net	52,959	-	-	-		52,959
Other assets	863	56	4	-		923
Total assets	$149,593	$7,740	$1,393	$(36,897)		$121,829

Liabilities and Stockholder’s Deficit
Liabilities
Accounts payable	$8,159	$3,101	(1,346)	$(360)	5(e)(f)	$9,554
Accrued expenses	8,373	10,293	(2,670)	(899)	5(c)(f)	15,097
Accrued advertising	271	-	-	-		271
Litigation reserve	-	3,980	-	-	5(f)	3,980
Deferred income	1,812	-	-	-		1,812
Accrued interest payable	864	-	-	-		864
Dividends payable on preferred shares	272	-	-	-		272
Liabilities related to assets held for sale	9,959	-	-	-		9,959
Current portion operating lease liabilities	585	-	-	-		585
Current portion of long-term debt	1,571	10,385	-	-		11,956
Total current liabilities	31,866	27,759	(4,016)	(1,259)		54,350

Deferred income - noncurrent	8,872	-	-	-		8,872
Preferred shares	7,945	-	-	-		7,945
Deferred tax liabilities, net	2,367	-	-	(2,367)	3	-
Merger purchase price payable	2,704	-	-	-		2,704
Due to FAT Brands, Inc.	-	38,732	-	(38,732)	5(a)	-
Deferred dividend payable on preferred shares	418	-	-	-		418
Operating lease liability	4,298	-	-	-		4,298
Long-term debt, net	78,440	-	-	-		78,440
Other long-term liabilities	201	75	(73)	-		203
Total liabilities	137,111	66,566	(4,089)	(42,358)		157,230

Commitments and contingencies	-	-	-	-		-
		-	-	-		-
Stockholder’s deficit		-	-	-		-
Preferred stock	13,041	-	-	8,885	5(d)	21,926
Common stock	12,666	158,198	-	(167,112)	5(b)(d)	3,752
Accumulated deficit	(13,225)	(217,024)	5,482	163,688	5(h)	(61,079)
Total stockholder’s deficit	12,482	(58,826)	5,482	5,461		(35,401)
Total liabilities and stockholder’s deficit	$149,593	$7,740	$1,393	$(36,897)		$121,829

The accompanying notes are an integral part of these consolidated financial statements.

FAT Brands Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the thirty-nine weeks ended September 27, 2020

(In thousands, except per share information)

	FAT Brands Inc. and Subsidiaries	Fog Cutter Group		Merger Adjustments		Note Ref.	Pro Forma Consolidated Balance

Revenue
Franchise royalties	$8,678		$-		$-		$8,678
Franchise fees	571		-		-		571
Advertising fees	2,347		-		-		2,347
Other	23		-		-		23
Total revenue	11,619		-		-		11,619

Costs and expenses
General and administrative expenses	10,626		1,959		(24)	2	12,561
Impairment of assets	3,927		-		-		3,927
Refranchising loss	1,869		-		-		1,869
Advertising expense	2,358		-		-		2,358
Total costs and expenses	18,780		1,959		(24)		20,715

Loss from operations	(7,161)		(1,959)		24		(9,096)

Other expense, net
Interest expense, net	(2,034)		(2,793)		(254)	5(i)(j)	(5,081)
Interest expense related to preferred shares	(1,251)		-		122	5(j)	(1,129)
Change in fair value of derivative liability	887		-		-		887
Loss on extinguishment of debt	(88)		-		-		(88)
Loss on forgiveness of loan to stockholder	-		(16,948)		16,948	5(i)	-
Gain on contingent consideration payable adjustment	1,680		-		-		1,680
Other expense, net	(627)		402		273	2, 5(k)	48
Total other expense, net	(1,433)		(19,339)		17,089		(3,683)

Loss before provision for income tax expense (benefit)	(8,594)		(21,298)		17,113		(12,779)

Provision for income tax (benefit) expense	(1,405)		2		-		(1,403)

Net loss	$(7,189)		$(21,300)		$17,113		$(11,376)

Basic and diluted loss per common share	$(0.60)	$	N/A	$	N/A		$(0.96)
Basic and diluted weighted average shares outstanding	11,888,618		N/A		N/A		11,888,618

The accompanying notes are an integral part of these consolidated financial statements.

FAT Brands Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 29, 2019

(In thousands, except per share information)

	FAT Brands Inc. and Subsidiaries	Fog Cutter Group		Merger Adjustments (Note 5)		Note Ref.	Pro Forma Consolidated Balance

Revenue
Franchise royalties	$14,895		$-		$-		$14,895
Franchise fees, initial country fees, and rental income	3,433		-		-		3,433
Advertising fees	4,111		-		-		4,111
Other	66		-		-		66
Total revenue	22,505		-		-		22,505

Costs and expenses
General and administrative expenses	11,472		3,616		(28)	2	15,060
Refranchising loss (income)	219		-		-		219
Advertising expense	4,111		-		-		4,111
Total costs and expenses	15,802		3,616		(28)		19,390

Income from operations	6,703		(3,616)		28		3,115

Other expense, net
Interest expense, net	(4,757)		(2,198)		(827)	5(i)(j)	(7,782)
Interest expense related to preferred shares	(1,773)		-		208	5(j)	(1,565)
Other expense, net	(681)		(448)		-		(1,129)
Total other expense, net	(7,211)		(2,646)		(619)		(10,476)

(Loss) income before provision for income tax expense	(508)		(6,262)		(591)		(7,361)

Provision for income tax expense	510		2		(1)	2	511

Net (loss) income	$(1,018)		$(6,264)		$(590)		$(7,872)

Basic and diluted (loss) income per common share	$(0.09)	$	N/A	$	N/A		$(0.67)
Basic and diluted weighted average shares outstanding	11,823,000		N/A		N/A		11,823,000

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

FAT Brands, Inc. (the “Company” or “FAT”) is a multi-brand franchisor specializing in fast casual and casual dining restaurant concepts around the world. As of January 31, 2021, the Company owns and franchises nine restaurant brands: Fatburger, Johnny Rockets, Buffalo’s Cafe, Buffalo’s Express, Hurricane Grill & Wings, Ponderosa Steakhouses, Bonanza Steakhouses, Yalla Mediterranean and Elevation Burger. Combined, as of January 31, 2021, these brands franchise over 700 units worldwide and have more than 200 additional units under development.

The Company licenses the right to use its brand names and provides franchisees with operating procedures and methods of merchandising. Upon signing a franchise agreement, the franchisor is committed to provide training, some supervision and assistance, and access to operations manuals. As needed, the franchisor will also provide advice and written materials concerning techniques of managing and operating the restaurants.

With minor exceptions, the Company’s operations are comprised exclusively of franchising a growing portfolio of restaurant brands. This growth strategy is centered on expanding the footprint of existing brands and acquiring new brands through a centralized management organization which provides substantially all executive leadership, marketing, training and accounting services. As part of these ongoing franchising efforts, the Company will, from time to time, make opportunistic acquisitions of operating restaurants in order to convert them to franchise locations. During the refranchising period, the Company may operate the restaurants and classifies the operational activities as refranchising gains or losses and the assets and associated liabilities as held-for sale. Assets designated by the Company for refranchising meet the criteria requiring that they be classified as held for sale.

On December 24, 2020, the Company, completed the Merger of FCCG, through the merger of FCCG with and into Merger Sub. As a result of the Merger, the Company acquired, through Merger Sub, the FCCG Business.

Upon closing of the Merger, the former stockholders of FCCG became direct stockholders of the Company, holding in the aggregate 9,679,288 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), or approximately 81.2% of the outstanding shares of Common Stock at closing. Of these stockholders, Holdings was the largest stockholder, and upon closing of the Merger held 8,466,263 shares of Common Stock, or approximately 71.0% of the outstanding shares of Common Stock of the Company.

In connection with the Merger, the Company declared a special stock dividend (the “Special Dividend”) payable only to the non-FCCG holders of Common Stock on the record date, consisting of 0.2319998077 shares of the Company’s 8.25% Series B Cumulative Preferred Stock (liquidation preference $25.00 per share) (the “Series B Preferred Stock”) for each outstanding share of Common Stock held by such stockholders, with the value of any fractional shares of Series B Preferred Stock paid in cash. The Special Dividend was paid on December 23, 2020 and resulted in the issuance of 520,145 additional shares of Series B Preferred Stock.

NOTE 1. BASIS OF PRESENTATION

The Pro Forma Financial Statements are based on historical financial statements of the entities, as adjusted to give effect to the Merger. The historical financial statements utilized in this analysis consist of the following:

●	The consolidated financial statements of FAT and its subsidiaries, and
●	The combined financial statements of FCCG and its subsidiaries, excluding FAT (the “Fog Cutter Group”).

The pro forma consolidated statements of operations for the thirty-nine weeks ended September 27, 2020 and for the year ended December 29, 2019 give effect to the Merger as if it had occurred on December 31, 2018 (the beginning of the Company’s 2019 fiscal year). The unaudited pro forma consolidated balance sheet as of September 27, 2020 gives effect to the Merger as if it had occurred on September 27, 2020. In addition to the historical financial statements included as exhibits to this Form 8-K/A, the Pro Forma Financial Statements should be read in conjunction with the Company’s Form 10-K as of December 29, 2019, the Form 10-Q as of September 27, 2020 and the Form 8-K filed with the Securities and Exchange Commission on December 11, 2020.

NOTE 2. ELIMINATION OF EXCLUDED ENTITIES

Certain inactive subsidiaries of the Fog Cutter Group were not included in the Merger. For the Pro Forma Financial Statements, in order to adjust the historical financial statements of the Fog Cutter Group to reflect only the FCCG Business, the assets, liabilities and operating results of the Excluded Entities have been eliminated. The following table summarizes the combined financial information of the Excluded Entities eliminated in these adjustments (dollars in thousands):

Balance sheet accounts as of September 27, 2020:
Cash	3
Other current assets	524
Property and equipment	39
Other assets	(4)
Accounts payable	(1,346)
Accrued expenses	(2,670)
Due to affiliates	(1,955)
Other liabilities	(73)
Retained earnings	5,482

Statement of operations for the thirty-nine weeks ended September 27, 2020:
General and administrative expense	24
Other expense	304

Statement of operations for the thirty-nine weeks ended September 27, 2020:
General and administrative expense	28
Provision for income tax expense	1

NOTE 3. DEFERRED TAX ASSET, NET

As of September 27, 2020, FAT had deferred tax liabilities, net of deferred tax assets, of $2,367,000, while the Fog Cutter Group had a full valuation allowance offsetting its net deferred tax assets. As a result of the Merger, based on our preliminary estimates and assumptions that are subject to change, the valuation allowance on the FCCG deferred tax asset has been reduced by $13,133,000, resulting in a pro forma adjusted net deferred tax asset of $10,766,000.

NOTE 4. LOAN TO STOCKHOLDER

The historic balance of the loan to stockholder was $5,606,000 as of September 27, 2020. Subsequently, but prior to the Merger, FCCG transferred 74,449 shares of FAT Series B Preferred Stock and warrants to purchase 19,148 shares of FAT’s common stock at an exercise price of $7.83 per share, with a combined carrying value of $1,861,000 to Holdings, which is owned by certain previous FCCG stockholders that were not cashed out as a result of the reserve stock split, including Andrew Wiederhorn. FCCG recorded an advance on the Loan to Stockholder in the amount of $1,861,000 as a result of the transfer of preferred shares and warrants, bringing the pro forma balance of the loan to stockholder to $7,467,000.

Immediately prior to the Merger, FCCG cancelled the loan to stockholder and forgave the ending balance, recording a related loss on forgiveness of loan to stockholder. The pro forma balance sheet reflects the cancellation of the balance of $7,467,000.

NOTE 5. PRO FORMA ADJUSTMENTS

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the Pro Forma Financial Statements:

Adjustments to the pro forma consolidated balance sheet

(a)	The $38,732,000 due to affiliate of the Fog Cutter Group has been reclassified to the due from affiliate line used by FAT so that the merged balances eliminate in consolidation.

(b)	The capital stock balance of the Fog Cutter Group in the amount of $158,198,000 has been closed out against accumulated deficit as a result of the Merger.

(c)	One of the Excluded Entities had an expired prepaid franchise fee in the amount of $520,000 and accrued expense relating to management fees payable in the amount of $1,783,000 with Fog Cap Development Inc. These amounts were charged off prior to the Merger, creating a net charge to equity of $1,263,000.

(d)	In connection with the Merger, FAT declared the Special Dividend, payable only to the non-FCCG holders of Common Stock. The Special Dividend resulted in the issuance of 520,145 additional shares of Series B Preferred Stock at a value of $8,885,000 and payment of $29,000 in cash for fractional shares, for a total dividend value of $8,914,000.

(e)	The Company incurred transaction costs in the approximate amount of $624,000 relating to the Merger. The Pro Forma Financial Statements include this amount in accounts payable as of September 27, 2020.

(f)	Certain liabilities of FCCG were excluded in the Merger, and FAT has been indemnified by a third party against claims that may arise in the future relating to these liabilities. The Pro Forma Financial Statements exclude liabilities consisting of accounts payable of $984,000 and accrued expenses of $2,682,000. FAT has also been indemnified from potential losses relating to existing legal matters in excess of $3,500,000, however, no adjustment to the current litigation reserve has been made as a result of the indemnification.

(g)	Prior to the Merger, Fog Cap Development LLC cancelled a total of $1,955,000 in affiliated debt due from two Excluded Entities

(h)	The adjustments described above have the following effect on pro forma accumulated deficit as of September 27, 2020 (in thousands):

Accumulated deficit adjustments	Note Reference	Amount

Adjustment of deferred tax asset reserve	3	$13,133
Cancellation and forgiveness of loan to stockholder	4	(7,467)
Closeout of FCCG capital stock	5(b)	158,198
Charge off accounts with Excluded Entity	5(c)	(1,263)
Accrual of Merger transaction expenses	5(e)	(624)
Excluded liabilities	5(f)	3,666
Adjustments in due to affiliates	5(g)	(1,955)
Net adjustments to accumulated deficit		$163,688

Adjustments to the pro forma statements of operations

(i)	Prior to the Merger, the Stockholder Loan was cancelled, and the balance recorded as a loss on forgiveness of loan to stockholder. The historic financial statements recorded interest income relating to the loan to stockholder during year ended December 29, 2019 and the thirty-nine weeks ended September 27, 2020, and loss on forgiveness of loan to stockholder in the 2020 interim period. Had the Merger been completed as of the assumed pro forma date of December 31, 2018 (the beginning of the Company’s 2019 fiscal year), there would have been no further advances made subsequent to that date. As a result, the Pro Forma Financial statements have been adjusted as follows (in thousands):

Year ended December 29, 2019	Amount

Reverse interest income on Stockholder Loan	$(619)

Thirty-nine weeks ended September 27, 2020	Amount

Reverse interest income on Stockholder Loan	$(132)

Reverse loss on forgiveness of loan to stockholder recorded in the historic financial statements	$16,948

(j)	Adjustments are made to the statements of operations to eliminate intercompany interest relating to dividends on FAT preferred shares owned by FCCG. During the year ended December 29, 2019, the amount of these dividends totaled $208,000. During the thirty-nine weeks ended September 27, 2020, interest relating to dividends on FAT preferred shares was $122,000.

(k)	An adjustment is made during the thirty-nine weeks ended September 27, 2020 to eliminate intercompany dividend income earned by FCCG on preferred stock issued by FAT in the amount of $31,000.